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                                                                    EXHIBIT 4.29




       AMENDMENT TO AGREEMENT BETWEEN ENZACTA GROUP PLC AND CHIMAERON LTD
                              DATED 1ST APRIL 2000.


4th April 2000

Following a change of name, the "Company" name is now Enact Pharma PLC. All references to Enzacta Group PLC and the "Company" now refer to Enact Pharma PLC.


Signed for both Parties by:


/s/ illegible                                   /s/ M.A. Atkinson
-----------------------------                   ---------------------------
for and on behalf of                            for and on behalf of
ENACT PHARMA PLC                                CHIMAERON LTD